UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 23, 2018
(Date of earliest event reported: May 22, 2018)

Revlon Consumer Products Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	33-59650	13-3662953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One New York Plaza New York, New York	10004
(Address of Principal Executive Offices)	(Zip Code)

(212) 527-4000
(Registrant’s telephone number, including area code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Debra G. Perelman as President and Chief Executive Officer.  On May 22, 2018, the Board of Directors of each of Revlon, Inc. (“Revlon”) and Revlon Consumer Products Corporation (“RCPC,” with Revlon and RCPC, together with their subsidiaries, the “Company”), elected Debra G. Perelman as the Company’s President and Chief Executive Officer, effective immediately. In this new position, Ms. Perelman will assume from Paul M. Meister, the Company’s Executive Vice Chairman, the role as the Company’s principal executive officer, which role Mr. Meister was performing on an interim basis until the appointment of the Company’s new CEO.  RCPC’s Board of Directors also elected Ms. Perelman to serve as a member of RCPC’s Board, effective immediately.

As previously disclosed on a Current Report on Form 8-K that each of Revlon and RCPC filed with the SEC on January 30, 2018, Mr. Meister will continue to serve as the Company’s Executive Vice Chairman and will assist the Company in transitioning the CEO roles and duties to Ms. Perelman.

Ms. Perelman, age 44, has served as the Company’s Chief Operating Officer since January 2018 and has been a Director of Revlon since June 2015. Ms. Perelman served as a member of Revlon’s Compensation Committee until January 2018. Ms. Perelman served as the Company’s EVP Strategy, Digital Content and New Business Development from December 2017 until January 2018 under a secondment arrangement with MacAndrews & Forbes. From 2014 until her appointment as the Company’s COO, Ms. Perelman also served as Executive Vice President, Strategy and New Business Development of MacAndrews & Forbes, a diversified holding company. Ms. Perelman joined MacAndrews & Forbes in 2004 as Vice President. Prior to joining MacAndrews & Forbes, Ms. Perelman held various positions at the Company in corporate finance and brand marketing. Ms. Perelman also serves as a founding member and Vice Chairman of the Child Mind Institute, as an Advisory Board member for the Social Enterprise Program at Columbia Business School, as a member of the Board of the Children’s Hospital of Philadelphia and as a member of the President’s Advisory Council at Princeton University. From 2014 until 2015, Ms. Perelman served as a member of the Board of Directors of Scientific Games.

As disclosed in Revlon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 15, 2018, the Company and Ms. Perelman are party to an Employment Agreement, dated March 14, 2018 (the “Employment Agreement”), setting forth the terms and conditions of her employment and compensation. Such description is qualified by reference to the full text of the Employment Agreement filed as Exhibit 10.1 attached to Revlon’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018, filed with the SEC on May 10, 2018. While at this time the Company and Ms. Perelman have not entered into any amendments to the Employment Agreement (written or unwritten) in connection with her new role, the Company expects that they will do so shortly.

Ms. Perelman is the daughter of Ronald O. Perelman, the Chairman of the Company's Board of Directors. Ms. Perelman is not a party to any transactions listed in Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON CONSUMER PRODUCTS CORPORATION

	By:	/s/ Michael T. Sheehan
Michael T. Sheehan
Senior Vice President, Deputy General Counsel and Secretary

May 23, 2018